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                                 [Exhibit 23.2]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 29, 1995, except as to Note 17, which is as of September 20, 1995, relating to the consolidated financial statements of Magyar Viscosa, Rt., which is incorporated by reference in Zoltek Companies, Inc. Current Report on Form 8-K dated December 8, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse
PRICE WATERHOUSE

Budapest, Hungary
August 27, 1996